UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of earliest event reported): September 3, 2020
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Babcock & Wilcox Enterprises, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 East Market Street Akron, Ohio	44305
(Address of principal executive offices)	(Zip Code)

(330) 753-4511
Registrant’s Telephone Number, including Area Code
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 3, 2020, Babcock & Wilcox Enterprises, Inc. (the “Company”) issued a press release announcing the changes in the composition of its board of directors described below. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Appointment of New Directors
On September 2, 2020, the Company’s board of directors appointed five new directors, Henry E. Bartoli, Philip D. Moeller, Rebecca Stahl, Joseph A. Tato and Kenneth M. Young, to serve as members of the Company’s board of directors effective immediately. Messrs. Tato and Young will serve as Class I directors with a term expiring in 2022, Ms. Stahl will serve as a Class II director with a term expiring in 2023, and Messrs. Bartoli and Moeller will serve as Class III directors with a term expiring in 2021. Each will serve as a director of the Company until the expiration of his or her term or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.
In connection with his appointment to the board of directors, Mr. Young was also selected to succeed Matthew E. Avril as Chairman of the board of directors. Because the roles of Chairman and Chief Executive Officer are now combined, the board of directors selected Alan B. Howe to serve as the board’s Lead Independent Director.
In connection with their respective appointments to the board, Ms. Stahl will serve on the Audit and Finance and Compensation Committees, Mr. Moeller is expected to serve on the Compensation Committee, and Mr. Tato is expected to serve on the Audit and Finance and Governance Committees.
Ms. Stahl and Messrs. Moeller and Tato will each be entitled to receive the same compensation as all other non-employee directors of the Company under the Company’s standard director compensation program previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as amended (the "Annual Report").
There are no arrangements or understandings between any of Ms. Stahl or Messrs. Bartoli, Moeller, Tato or Young and any other persons pursuant to which any of Ms. Stahl or Messrs. Bartoli, Moeller, Tato or Young were appointed to serve as members of the Company’s board of directors. None of Ms. Stahl or Messrs. Bartoli, Moeller or Tato have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. As President of B. Riley Financial, Inc. (“B. Riley”) and Chief Executive Officer of B. Riley Principal Investments, a wholly-owned subsidiary of B. Riley, Mr. Young may be deemed to have an interest in certain transactions between the Company and B. Riley and its affiliates. A description of these transactions has been previously disclosed, including under the heading “Certain Relationships and Related Transactions” contained in the Annual Report and as part of the Company’s Proxy Statement for its 2020 annual meeting of stockholders filed on May 5, 2020.
Retirement of Certain Directors
On September 2, 2020, Matthew E. Avril, Cynthia S. Dubin, Brian R. Kahn, Bryant R. Riley and Kenneth Siegel each retired from the Company’s board of directors. Each of these retirements were part of the overall board transition referenced above. None of these retirements resulted from any disagreement with the Company on any matters relating to any of the Company’s operations, policies or practices. Each of Ms. Dubin and Messrs. Avril, Kahn, Riley and Siegel entered into a retirement agreement with the Company in connection with their retirement pursuant to which each will continue to provide support to the board of directors through the end of 2020. A copy of the form of such retirement agreement is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 3, 2020
99.2	Form of Director Retirement Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

September 3, 2020	By:	/s/ Louis Salamone
Louis Salamone
Executive Vice President, Chief Financial Officer and Chief Accounting Officer